Exhibit 99.1

Identiv Reports Second Quarter 2020 Results

FREMONT, Calif. — August 6, 2020 — Identiv, Inc. (NASDAQ: INVE), a global provider of secure identification and physical security, reported financial results for the second quarter ended June 30, 2020.

Recent Financial and Operational Highlights

•	Revenue in Identity increased 18% sequentially to $11.6 million

•	RFID grew 36% year-over-year

•	Federal access control increased 28% 1st half 2020 over 1st half 2019

•	Recurring revenue was 8% of total revenue, or $1.5 million

•	Software and services revenue was 11% of total revenue, or $2.0 million

•	Total revenue increased sequentially 5%

•	Backlog for orders requested to ship in the 3rd quarter totaled $13 million, up 140% year-over-year

•	Cash and cash equivalents totaled $13.1 million

•	Developed NFC-enabled, wearable body temperature measurement patch, which supports the reopening of public venues and facilitates simple patient monitoring

•	Launched 3VR Prime, the industry’s first complete video management hardware and software system as a service

•	COVID-19 solutions gaining traction with more than 200 requests for Cirrus and MobilisID demos as well as requests for over 75,000 body temperature measurement tag sample units as of July 31, 2020.

Second Quarter 2020 Financial Results

Revenue for the second quarter of 2020 was $19.1 million, an increase of 5% from $18.1 million in the prior quarter and a decrease of 14% from $22.2 million in the second quarter of 2019.

Revenues in the Identity segment were driven by higher sales of readers and RFID transponder products, which were offset by lower access card sales. Revenues in the Premises segment were affected by lower sales of access control and video hardware, partially offset by higher Hirsch Velocity software product sales and related support services. The hardware revenue decrease was largely due to the inability of commercial dealers to access customer sites and delays in purchases from retail and hospitality customers, both due to COVID-19, partially offset by continuing access and sales to federal government customers.

GAAP gross margin was 40.4% in the second quarter of 2020, a decrease from 41.4% in the prior quarter and a decrease from 44.4% in the second quarter of 2019. The sequential and year-over-year gross margin decline was primarily attributable to a higher number of lower margin RFID transponder products sold, which decreased margins in the Identity segment.

GAAP operating expenses, including research and development, sales and marketing, general and administrative, decrease in fair value of earnout liability, and restructuring and severance charges, were $10.0 million in the second quarter of 2020, compared to $9.3 million in the prior quarter and $9.1 million in the second quarter of 2019.

Non-GAAP operating expenses (adjusted to exclude restructuring and severance costs and certain non-cash charges, such as stock-based compensation, depreciation and amortization as well as other non-GAAP items consisting of decrease in fair value of earnout liability and acquisition-related transaction costs) for the second quarter of 2020 were $7.6 million, an improvement from $8.1 million in the prior quarter and $7.8 million in the second quarter of 2019.

GAAP net loss in the second quarter of 2020 totaled $2.7 million, compared to net loss of $2.0 million in the prior quarter and net income of $0.4 million in the second quarter of 2019.

GAAP net loss attributable to common stockholders per share (EPS) was $0.17 in the second quarter of 2020, compared net loss of $0.13 per share in the prior quarter and net income of $0.01 per share in the second quarter of 2019. GAAP net loss attributable to common stockholders included the accretion of dividends on the outstanding Series B preferred stock. The results for Q2 2020 include a non-recurring restructuring charge of $1.2 million (or negative 0.07 cents per share impact) related to the impairment of a right of use operating lease asset that was acquired as part of an acquisition, subsequently subleased, which has gone in to default due to non-payment of rent.

Non-GAAP adjusted EBITDA in the second quarter of 2020 was $0.4 million, which compares to a loss of $0.3 million in the prior quarter and positive Non-GAAP adjusted EBITDA of $2.4 million in the second quarter of 2019.

Cash was $13.1 million at June 30, 2020, an improvement from $8.7 million at March 31, 2020 and $11.1 million at June 30, 2019.

Financial Outlook

Identiv provides guidance based on current market conditions and expectations. Consistent with the Company’s guidance issued on May 7, 2020, management currently forecasts full year 2020 revenue to range between $86 million to $90 million, with potentially improved results and more confidence in the second half of 2020. Due to the anticipated mix shift with higher growth rates projected in its lower margin Identity segment, management believes there may be downward pressure on the Company’s gross margins. As a result, gross margin percentages in the second half of 2020 are anticipated to be consistent with the gross margin the Company reported for the second quarter of 2020. Additionally, given current trends and uncertainties related to COVID-19, management intends to adjust operating expenses and expects to provide a more comprehensive update when visibility improves.

Management Commentary

“Despite the economic uncertainty that began towards the end of first quarter, we were able to execute against our strategic initiatives and deliver solid financial results for the second quarter,” said Identiv CEO, Steven Humphreys. “Our Identity business grew 18% sequentially, mostly driven by 36% growth in our RFID products year-over-year. In Premises, our strategic federal business grew 28% in the first half of 2020 relative to the same period in 2019. We’re currently on track to return to positive cash flow from operations by the end of this year, which we expect to sustain throughout 2021. We believe our current backlog combined with the historical trend of government fiscal year-end spending, the strong secular growth we’re experiencing in RFID, work-from-home going into a second wave of demand, and the products we’ve launched to take advantage of return-to-work needs have built the base for a very strong second half of 2020 and 2021.”

Sandra Wallach, Identiv CFO, added: “During the second quarter, we generated $19.1 million in revenue driven mostly by an 18% sequential increase in our Identity business, our transponder business grew 36% quarter-over-quarter and 23% sequentially, and we increased our backlog by 140% year-over-year. Due to the initiatives we undertook at the start of this year to bolster the business and our ability to weather the challenges of a difficult operating environment, we continue to see a path to our original revenue guidance, and we believe we stand well positioned to capitalize on the growing opportunities we see in the second half of the year.”

Conference Call

Identiv management will hold a conference call today (August 6, 2020) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these financial results. A question and answer session will follow management’s presentation.

Toll-Free Number: 1-844-407-9500

International Number: 1-862-298-0850

Call ID: 35920

Webcast link: here

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at +1-949-574-3860.

The conference call will be broadcast simultaneously and available for replay here.

The replay of the call will be available after 8:00 p.m. Eastern time on the same day through August 20, 2020 under +1-877-481-4010 (Toll-Free Replay Number) and +1-919-882-2331 (International Replay Number) with Replay ID: 35920

About Identiv

Identiv, Inc. is a global provider of physical security and secure identification. Identiv’s products, software, systems, and services address the markets for physical and logical access control, video analytics and a wide range of RFID-enabled applications. Customers in the government, enterprise, consumer, education, healthcare, banking, retail, and transportation sectors rely on Identiv’s access and identification solutions. Identiv’s mission is to secure the connected physical world: from perimeter to desktop access, and from the world of physical things to the Internet of Everything. Identiv is a publicly traded company and its common stock is listed on the NASDAQ Capital Market in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Non-GAAP Financial Measures (Unaudited)

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP adjusted EBITDA, non-GAAP operating expenses and non-GAAP free cash flow. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP adjusted EBITDA discussed above exclude items that are included in GAAP net income (loss), GAAP operating expenses, and GAAP gross margin, and excludes provision for income taxes, interest expense, foreign currency (gains) losses, stock-based compensation, amortization and depreciation, decrease in fair value of earnout liability, acquisition related transaction costs, and restructuring and severance. Non-GAAP operating expenses exclude stock-based compensation, amortization and depreciation, decrease in fair value of earnout liability, acquisition related transaction costs and restructuring and severance. Non-GAAP free cash flow includes capital expenditures. For historical periods, the exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including the statements regarding the Company’s expectations regarding future operating and financial performance, including 2020 guidance, the Company’s beliefs regarding its ability to achieve its business and strategic objectives and expected benefits thereof, the drivers of momentum in its business, the Company’s beliefs regarding its ability to execute on its key initiatives and the potential benefits thereof, the Company’s beliefs regarding its ability to respond to market conditions, and the Company’s beliefs regarding the benefits and attributes of its platform and products, and future orders is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, actual results for 2020, the Company’s ability to continue the momentum in its business, its ability to successfully execute its business strategy, the actual benefits achieved through acquisitions, the level and timing of customer orders, the success of its products and partnerships, industry trends and seasonality, the impact of COVID-19, and factors discussed in its public reports, including its Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

Matt Glover and Charlie Schumacher

Gateway Investor Relations

1-949-574-3860

IR@identiv.com

Media Contact:

press@identiv.com

— Financials Follow —

Identiv, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Net revenue	$19,105	$18,120	$22,237	$37,225	$41,759
Cost of revenue	11,393	10,620	12,354	22,013	23,172

Gross profit	7,712	7,500	9,883	15,212	18,587
Operating expenses:
Research and development	2,422	2,596	2,078	5,018	4,104
Selling and marketing	4,236	4,497	4,721	8,733	9,219
General and administrative	2,151	2,191	2,279	4,342	4,901
Decrease in fair value of earnout liability	(261)	—	—	(261)	—
Restructuring and severance	1,417	65	(2)	1,482	(14)

Total operating expenses	9,965	9,349	9,076	19,314	18,210

(Loss) income from operations	(2,253)	(1,849)	807	(4,102)	377
Non-operating income (expense):
Interest expense, net	(407)	(252)	(241)	(659)	(520)
Foreign currency (losses) gains, net	(30)	86	(70)	56	(72)

(Loss) income before income taxes	(2,690)	(2,015)	496	(4,705)	(215)
Income tax provision	(59)	(32)	(80)	(91)	(184)

Net (loss) income	(2,749)	(2,047)	416	(4,796)	(399)
Cumulative dividends on Series B preferred stock	(272)	(270)	(259)	(542)	(517)

Net (loss) income attributable to common stockholders	$(3,021)	$(2,317)	$157	$(5,338)	$(916)

Net (loss) income per share:
Basic	$(0.17)	$(0.13)	$0.01	$(0.30)	$(0.05)
Diluted	$(0.17)	$(0.13)	$0.01	$(0.30)	$(0.05)
Weighted average shares used in computing net (loss) income per common share:
Basic	17,941	17,521	16,953	17,730	16,896
Diluted	17,941	17,521	17,795	17,730	16,896

Identiv, Inc.

Consolidated Balance Sheets

(in thousands)

	June 30,	March 31,	December 31,
	2020	2020	2019
ASSETS
Current assets:
Cash	$13,115	$8,696	$9,383
Accounts receivable, net of allowances	17,976	20,040	18,363
Inventories	18,747	15,943	16,145
Prepaid expenses and other assets	2,957	2,533	2,292

Total current assets	52,795	47,212	46,183
Property and equipment, net	2,269	1,956	2,042
Operating lease right-of-use assets	3,492	4,102	4,629
Intangible assets, net	8,751	9,342	10,104
Goodwill	10,180	10,138	10,238
Other assets	1,011	1,051	1,122

Total assets	$78,498	$73,801	$74,318

LIABILITIES AND STOCKHOLDERS´ EQUITY
Current liabilities:
Accounts payable	$9,216	$8,473	$8,799
Current portion - contractual payment obligation	862	664	1,311
Current portion - financial liabilities	22,983	17,758	14,189
Operating lease liabilities	1,832	1,662	1,814
Deferred revenue	2,280	1,736	2,193
Accrued compensation and related benefits	2,144	1,877	1,671
Other accrued expenses and liabilities	2,296	4,015	4,498

Total current liabilities	41,613	36,185	34,475
Long-term contractual payment obligation	486	720	360
Long-term operating lease liabilities	2,989	2,635	3,013
Long-term deferred revenue	512	550	640
Other long-term liabilities	385	357	364

Total liabilities	45,985	40,447	38,852

Total stockholders´ equity	32,513	33,354	35,466

Total liabilities and stockholders´ equity	$78,498	$73,801	$74,318

Identiv, Inc.

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP gross profit	$7,712	$7,500	$9,883	$15,212	$18,587
Reconciling items included in GAAP gross profit:
Stock-based compensation	41	41	34	82	63
Amortization and depreciation	297	291	338	588	640

Total reconciling items included in GAAP gross profit	338	332	372	670	703

Non-GAAP gross profit	$8,050	$7,832	$10,255	$15,882	$19,290

Non-GAAP gross profit margin	42%	43%	46%	43%	46%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP operating expenses	$9,965	$9,349	$9,076	$19,314	$18,210
Reconciling items included in GAAP operating expenses:
Stock-based compensation	(710)	(599)	(659)	(1,309)	(1,317)
Amortization and depreciation	(506)	(556)	(560)	(1,062)	(1,110)
Decrease in fair value of earnout liability	261	—	—	261	—
Acquisition related transaction costs	(4)	—	(16)	(4)	(74)
Restructuring and severance	(1,417)	(65)	2	(1,482)	14

Total reconciling items included in GAAP operating expenses	(2,376)	(1,220)	(1,233)	(3,596)	(2,487)

Non-GAAP operating expenses	$7,589	$8,129	$7,843	$15,718	$15,723

Reconciliation of GAAP net (loss) income to non-GAAP adjusted EBITDA
GAAP net (loss) income	$(2,749)	$(2,047)	$416	$(4,796)	$(399)
Reconciling items included in GAAP net (loss) income:
Provision for income taxes	59	32	80	91	184
Interest expense, net	407	252	241	659	520
Foreign currency losses (gains), net	30	(86)	70	(56)	72
Stock-based compensation	751	640	693	1,391	1,380
Amortization and depreciation	803	847	898	1,650	1,750
Decrease in fair value of earnout liability	(261)	—	—	(261)	—
Acquisition related transaction costs	4	—	16	4	74
Restructuring and severance	1,417	65	(2)	1,482	(14)

Total reconciling items included in GAAP net (loss) income	3,210	1,750	1,996	4,960	3,966

Non-GAAP adjusted EBITDA	$461	$(297)	$2,412	$164	$3,567

Reconciliation of GAAP net cash (used in) provided by operating activities to non-GAAP free cash flow
GAAP net cash (used in) provided by operating activities	$(562)	$(3,709)	$934	$(4,271)	$2,423
Capital expenditures	$(477)	$(137)	$(40)	$(614)	$(105)

Non-GAAP free cash flow	$(1,039)	$(3,846)	$894	$(4,885)	$2,318